CHANG LEE LLP
CHARTERED ACCOUNTANTS
                                                         606 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated March 29, 2010, with respect to the balance sheets of Novagen Solar Inc. as at December 31, 2009 and 2008 and the related statements of stockholders' equity, operations and cash flows for the years then ended and for the period from June 22, 2005 (date of inception) to December 31, 2009, included in the filing of the registration Statement Form S-1, dated December 10, 2010.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.








Vancouver,  British  Columbia,  Canada                      "Chang Lee LLP"
December 10,  2010                                      Chartered  Accountants